UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2006

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 327-7266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01 COMPLETION OF DISPOSITION OF ASSETS

On October 8, 2006, James Brewer, an individual and president of Global Links Card Services, Inc. (“GLCS”) elected to exercise the option to purchase all of the outstanding shares of common stock and series a preferred stock of GLCS held by PTS, Inc. (the “Company”), pursuant to the terms of the option to purchase agreement dated December 24, 2004.  In January 2005, PTS Card Solutions, Inc. (“PTSCS”) issued the Company 5,000,000 shares of its series a preferred stock in exchange for all of the outstanding common stock and preferred stock of GLCS held by the Company.  On October 10, 2006, the Company, PTSCS and James Brewer agreed to assign all of the interest in GLCS consisting of 50,000,000 shares of common stock and 5,000,000 shares of series a preferred stock to James Brewer in exchange for a convertible note issued to the Company in the amount of $349,000. A copy of the stock purchase agreement and convertible note is filed with this report as Exhibit 10.1.  The Company has determined that GLCS’ operations no longer fit with the Company’s objectives and would require substantial additional cash contributions in order to advance to profitability.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit No.	Document	Location
10.1	Stock purchase agreement and convertible note dated October 10, 2006	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006	PTS, Inc.

By: /s/ Peter Chin
Peter Chin, President